Exhibit 99.1

Contacts:	For news media – George E. Biechler, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Reports First-Quarter Earnings

•	First-quarter earnings increase over prior year
•	Per share earnings from ongoing operations down on higher shares outstanding
•	Company on track to achieve ongoing earnings forecast for 2012

ALLENTOWN, Pa. (May 4, 2012) ― PPL Corporation (NYSE: PPL) on Friday (5/4) announced first-quarter 2012 reported earnings of $541 million, or $0.93 per share, up from $401 million, or $0.82 per share, a year ago.

Excluding special items, PPL’s earnings from ongoing operations for the quarter were $409 million, or $0.70 per share, compared with $407 million, or $0.84 per share, a year ago.

PPL’s first-quarter earnings from ongoing operations reflect dilution of $0.14 per share as a result of the April 2011 common stock issuance to fund the acquisition that substantially expanded PPL’s regulated utility operations in the United Kingdom.

“Our first-quarter results keep us solidly on track to achieve our earnings forecast for 2012,” said William H. Spence, PPL’s chairman, president and chief executive officer. “They were in line with our expectations, despite lower electricity sales due to extraordinarily mild winter weather in the eastern U.S.”

“The successful execution of our Midlands integration plan in the U.K. is driving cost savings and operational improvements, demonstrating again the value of our expansion into diverse markets and the attainment of a more predictable earnings profile. At the same time, our competitive supply segment is successfully navigating through challenging commodity markets,” Spence said.

PPL reaffirmed its 2012 forecast of $2.15 to $2.45 per share in earnings from ongoing operations. Its 2012 forecast of reported earnings is $2.38 to $2.68 per share, reflecting special items recorded through the first quarter of 2012.

First-Quarter 2012 Earnings Details

PPL’s reported earnings for the first quarter of 2012 included net special item credits of $0.23 per share, reflecting a credit of $0.26 per share in adjusted energy-related economic activity. Included in this energy-related economic activity is a credit of $0.17 per share, representing the change in fair value during the first quarter of 2012 for transactions that were previously recorded as cash flow hedges at Dec. 31, 2011. These transactions will be recognized in PPL’s earnings from ongoing operations in 2012 and 2013 as the transactions settle.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). Earnings from ongoing operations is a non-GAAP financial measure that is adjusted for special items. Special items include the impact of adjusted energy-related economic activity (principally changes in fair value of economic hedges and the ineffective portion of qualifying cash flow hedges), acquisition-related adjustments, as well as other impacts fully detailed at the end of this news release.

 (Dollars in millions, except for per share amounts)

	1st Quarter	1st Quarter
	2012	2011	% Change
Reported Earnings	$541	$401	+35%
Reported Earnings Per Share	$0.93	$0.82	+13%
Earnings from Ongoing Operations	$409	$407	-
Per Share Earnings from Ongoing Operations	$0.70	$0.84	-17%

(See the tables at the end of this news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

First-Quarter 2012 Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the first quarter of 2012, compared with the same period of 2011.

	1st Quarter
	2012	2011
	(per share)
Earnings from Ongoing Operations

Kentucky Regulated	$0.06	$0.15
U.K. Regulated	0.31	0.16
Pennsylvania Regulated	0.06	0.11
Supply	0.27	0.42
Total	$0.70	$0.84

Special Items

Kentucky Regulated	$0.01	$-
U.K. Regulated	(0.03)	(0.05)
Pennsylvania Regulated	-	-
Supply	0.25	0.03
Total	$0.23	$(0.02)

Reported Earnings

Kentucky Regulated	$0.07	$0.15
U.K. Regulated	0.28	0.11
Pennsylvania Regulated	0.06	0.11
Supply	0.52	0.45
Total	$0.93	$0.82

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and Kentucky Utilities Company.

Segment earnings from ongoing operations in the first quarter of 2012 declined by $0.09 per share compared with a year ago. This decline was primarily due to lower retail volumes as a result of extraordinarily mild winter weather, higher operation and maintenance expense, higher depreciation, and dilution of $0.01 per share.

U.K. Regulated Segment
PPL’s U.K. regulated segment consists of the regulated electricity delivery operations of Western Power Distribution, serving Southwest and Central England and South Wales. This segment, formerly known as the international regulated segment, has been renamed to more specifically denote the U.K. focus.

Segment earnings from ongoing operations in the first quarter of 2012 rose by $0.15 per share compared with a year ago. This increase was primarily due to the strong operating results of the Midlands businesses, which were not included in the 2011 results. Also contributing to segment earnings were higher operating results at WPD’s legacy delivery operations due to higher delivery revenues, partially offset by higher pension expense. These net positive results were partially offset by higher U.S. income taxes and dilution of $0.06 per share.

Pennsylvania Regulated Segment
PPL’s Pennsylvania regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations in the first quarter of 2012 declined by $0.05 per share compared with a year ago. This decline was primarily due to lower retail volumes as a result of extraordinarily mild winter weather, higher operation and maintenance expense, higher depreciation, and dilution of $0.01 per share.

Supply Segment
PPL’s supply segment consists primarily of the competitive domestic electricity generation and the energy marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations in the first quarter of 2012 declined by $0.15 per share compared with a year ago. This decline was primarily due to lower Eastern energy margins as a result of lower energy and capacity prices, which were partially offset by higher nuclear generation. Also contributing to the decline were higher operation and maintenance expense, higher depreciation, and dilution of $0.06 cents per share. These net negative earnings drivers were partially offset by lower income taxes.

2012 Earnings from Ongoing Operations Forecast by Business Segment

Earnings	2012 (Forecast)	2011 (Actual)
(per share)	midpoint

Kentucky Regulated	$0.33	$0.40
U.K. Regulated	1.07	0.87
Pennsylvania Regulated	0.20	0.31
Supply	0.70	1.15
Total	$2.30	$2.73

PPL expects lower earnings in 2012 compared with 2011, primarily due to lower energy margins in the supply segment, partially offset by a full year of earnings from the Midlands businesses. These projected earnings also reflect dilution of $0.13 per share associated with PPL’s April 2011 issuance of common stock to finance the Midlands acquisition.

Kentucky Regulated Segment
PPL projects lower segment earnings in 2012 compared with 2011, primarily driven by higher operation and maintenance expense and higher depreciation, which are expected to be partially offset by higher margins. Dilution for 2012 is expected to be $0.02 per share.

U.K. Regulated Segment
PPL projects higher segment earnings in 2012 compared with 2011, primarily driven by four additional months of earnings from the Midlands businesses and higher electricity delivery revenue. Partially offsetting these positive earnings drivers are higher income taxes, higher operation and maintenance expense, higher depreciation, higher financing costs and a less favorable currency exchange rate. Dilution for 2012 is expected to be $0.06 per share.

Pennsylvania Regulated Segment
PPL expects lower segment earnings in 2012 compared with 2011, primarily driven by higher operation and maintenance expense, higher depreciation, and lower distribution revenue, which are expected to be partially offset by higher transmission revenue and lower financing costs. Dilution for 2012 is expected to be $0.01 per share.

Supply Segment
PPL expects lower segment earnings in 2012 compared with 2011. The decrease is primarily driven by lower energy margins as a result of lower energy and capacity prices and higher fuel costs, higher operation and maintenance expense, and higher depreciation, which are expected to be partially offset by higher baseload generation. Dilution for 2012 is expected to be $0.04 per share.

PPL Corporation, headquartered in Allentown, Pa., owns or controls about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about first-quarter 2012 financial results at 9 a.m. EDT Friday, May 4. The meeting is available online live, in audio format, along with slides of the presentation, on PPL’s website: www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 702-696-4769 (ID#74989631).

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Adjusted energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Acquisition-related adjustments.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in energy-related economic activity is the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.
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Note to Editors: Visit PPL’s media website at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	March 31,	December 31,
	2012	2011
Assets
Cash and cash equivalents	$1,103	$1,202
Price risk management assets - current	3,230	2,548
Other current assets	2,729	2,676
Investments	768	718
Property, Plant and Equipment
Regulated utility plant	23,544	22,994
Less: Accumulated depreciation	3,701	3,534
Regulated utility plant, net	19,843	19,460
Non-regulated property, plant and equipment	11,915	11,809
Less: Accumulated depreciation	5,758	5,676
Non-regulated property, plant and equipment, net	6,157	6,133
Construction work in progress	1,706	1,673
Property, Plant and Equipment, net	27,706	27,266
Regulatory assets	1,334	1,349
Goodwill and other intangibles	5,225	5,179
Price risk management assets - noncurrent	1,186	920
Other noncurrent assets	801	790
Total Assets	$44,082	$42,648

Liabilities and Equity
Short-term debt	$674	$578
Price risk management liabilities - current	2,149	1,570
Other current liabilities	3,065	3,107
Long-term debt	18,076	17,993
Deferred income taxes and investment tax credits	3,884	3,611
Price risk management liabilities - noncurrent	1,074	840
Accrued pension obligations	1,105	1,299
Regulatory liabilities	1,009	1,010
Other noncurrent liabilities	1,511	1,544
Common stock and additional paid in capital	6,868	6,819
Earnings reinvested	5,129	4,797
Accumulated other comprehensive loss	(730)	(788)
Noncontrolling interests	268	268
Total Liabilities and Equity	$44,082	$42,648

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	3 Months Ended March 31,
	2012 (a)	2011 (a)

Operating Revenues
Utility	$1,714	$1,536
Unregulated retail electric and gas (b)	223	147
Wholesale energy marketing
Realized	1,208	1,038
Unrealized economic activity (b)	852	57
Net energy trading margins	8	11
Energy-related businesses	107	121
Total Operating Revenues	4,112	2,910
Operating Expenses
Operation
Fuel (b)	424	475
Energy purchases
Realized	883	671
Unrealized economic activity (b)	591	(18)
Other operation and maintenance	706	583
Depreciation	264	208
Taxes, other than income	91	73
Energy-related businesses	102	113
Total Operating Expenses	3,061	2,105
Operating Income	1,051	805
Other Income (Expense) - net	(17)	(5)
Other-Than-Temporary Impairments		1
Interest Expense	230	174
Income from Continuing Operations Before Income Taxes	804	625
Income Taxes	259	223
Income from Continuing Operations After Income Taxes	545	402
Income (Loss) from Discontinued Operations (net of income taxes)		3
Net Income	545	405
Net Income Attributable to Noncontrolling Interests	4	4
Net Income Attributable to PPL Corporation	$541	$401

Amounts Attributable to PPL Corporation:
Income from Continuing Operations After Income Taxes	$541	$398
Income (Loss) from Discontinued Operations (net of income taxes)		3
Net Income	$541	$401

Earnings Per Share of Common Stock - Basic
Net Income Available to PPL Corporation Common Shareowners	$0.93	$0.82

Earnings Per Share of Common Stock - Diluted (c)
Earnings from Ongoing Operations	$0.70	$0.84
Special Items	0.23	(0.02)
Net Income Available to PPL Corporation Common Shareowners	$0.93	$0.82

Weighted-Average Shares of Common Stock Outstanding (in thousands)
Basic	579,041	484,138
Diluted	579,527	484,345

(a)	The results of operations for 2012 are not comparable with 2011 due to the April 2011 acquisition of WPD Midlands.
(b)	Includes activity from energy-related contracts to hedge future cash flows that were not eligible for hedge accounting, or for which hedge accounting was not elected.
(c)	Earnings in 2012 and 2011 were impacted by several special items, as described in the text and tables of this news release. Earnings from ongoing operations exclude the impact of these special items.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	3 Months Ended March 31,
	2012 (a)	2011 (a)
Cash Flows from Operating Activities
Net income	$545	$405
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	264	208
Amortization	55	47
Defined benefit plans - expense	42	39
Deferred income taxes and investment tax credits	257	204
Unrealized (gains) losses on derivatives, and other hedging activities	(235)	(96)
Change in current assets and current liabilities
Counterparty collateral	65	(195)
Other	(50)	5
Defined benefit plans - funding	(208)	(438)
Other operating activities	(7)	17
Net cash provided by operating activities	728	196
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(682)	(428)
Proceeds from the sale of certain non-core generation facilities		381
Purchases of nuclear plant decommissioning trust investments	(38)	(79)
Proceeds from the sale of nuclear plant decommissioning trust investments	34	75
Proceeds from the sale of other investments	16	163
Net (increase) decrease in restricted cash and cash equivalents	(22)	(7)
Other investing activities	(19)	(7)
Net cash provided by (used in) investing activities	(711)	98
Cash Flows from Financing Activities
Issuance of common stock	16	16
Payment of common stock dividends	(203)	(170)
Net increase (decrease) in short-term debt	93	187
Other financing activities	(30)	(20)
Net cash provided by (used in) financing activities	(124)	13
Effect of Exchange Rates on Cash and Cash Equivalents	8	13
Net Increase (Decrease) in Cash and Cash Equivalents	(99)	320
Cash and Cash Equivalents at Beginning of Period	1,202	925
Cash and Cash Equivalents at End of Period	$1,103	$1,245

(a)	The cash flows for 2012 are not comparable with 2011 due to the April 2011 acquisition of WPD Midlands.

Key Indicators (Unaudited)

		12 Months Ended
		March 31,
Financial		2012	2011

Dividends declared per share		$ 1.41	$ 1.40
Book value per share (a)		$ 19.44	$ 17.60
Market price per share (a)		$ 28.26	$ 25.30
Dividend yield (a)		5.0%	5.5%
Dividend payout ratio (b)		50%	59%
Dividend payout ratio - earnings from ongoing operations (b)(c)		54%	46%
Price/earnings ratio (a)(b)		10.0	10.7
Price/earnings ratio - earnings from ongoing operations (a)(b)(c)		10.8	8.3
Return on average common equity		15.35%	14.10%
Return on average common equity - earnings from ongoing operations (c)		14.19%	18.24%

(a) End of period.
(b) Based on diluted earnings per share.
(c) Calculated using earnings from ongoing operations, which excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended March 31,
			Percent
(GWh)	2012	2011	Change

Domestic Retail Delivered (a)
PPL Electric Utilities	9,761	10,473	(6.8%)
LKE	7,505	7,932	(5.4%)
Total	17,266	18,405	(6.2%)

Domestic Retail Supplied (b)
PPL EnergyPlus	2,702	1,945	38.9%
LKE	7,505	7,932	(5.4%)
Total	10,207	9,877	3.3%

International Delivered
United Kingdom (c)	21,423	7,546	183.9%

Domestic Wholesale
PPL EnergyPlus - East	12,418	14,125	(12.1%)
PPL EnergyPlus - West	1,918	2,508	(23.5%)
LKE (d)	589	949	(37.9%)
Total	14,925	17,582	(15.1%)

(a) Represents GWh delivered and billed to retail customers.
(b) Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New
Jersey, Montana and Maryland. Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.
(c) 2012 includes 14,303 GWh delivered by WPD Midlands, whereas no amounts are included for the 2011 period as the acquisition occurred
April 1, 2011. Sales volumes for WPD operations are reported on a one-month lag.
(d) Represents FERC regulated municipal and unregulated off-system sales.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

1st Quarter 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$38	$183	$33	$155	$409
Special Items:
Adjusted energy-related economic activity, net				150	150
Foreign currency-related economic hedges		(14)			(14)
Impairments:
Adjustments - nuclear decommissioning trust investments				1	1
Acquisition-related adjustments:
WPD Midlands separation benefits		(4)			(4)
LKE net operating loss carryforward and other tax related	4				4
adjustments
Other:
Counterparty bankruptcy				(6)	(6)
Ash basin leak remediation adjustment				1	1
Total Special Items	4	(18)		146	132
Reported Earnings	$42	$165	$33	$301	$541

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.06	$0.31	$0.06	$0.27	$0.70
Special Items:
Adjusted energy-related economic activity, net				0.26	0.26
Foreign currency-related economic hedges		(0.02)			(0.02)
Acquisition-related adjustments:
WPD Midlands separation benefits		(0.01)			(0.01)
LKE net operating loss carryforward and other tax related	0.01				0.01
adjustments
Other:
Counterparty bankruptcy				(0.01)	(0.01)
Total Special Items	0.01	(0.03)		0.25	0.23
Reported Earnings	$0.07	$0.28	$0.06	$0.52	$0.93

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

1st Quarter 2011		(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$75	$75	$52	$205	$407
Special Items:
Adjusted energy-related economic activity, net				17	17
Foreign currency-related economic hedges		(1)			(1)
Impairments:
Emission allowances				(1)	(1)
Renewable energy credits				(2)	(2)
Adjustments - nuclear decommissioning trust investments				1	1
Acquisition-related adjustments:
WPD Midlands:
2011 Bridge Facility costs		(5)			(5)
Foreign currency loss on 2011 Bridge Facility		(4)			(4)
Other acquisition-related costs		(10)			(10)
LKE:
Sale of certain non-core generation facilities				(1)	(1)
Total Special Items		(20)		14	(6)
Reported Earnings	$75	$55	$52	$219	$401

		(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total
Earnings from Ongoing Operations	$0.15	$0.16	$0.11	$0.42	$0.84
Special Items:
Adjusted energy-related economic activity, net				0.03	0.03
Acquisition-related adjustments:
WPD Midlands:
2011 Bridge Facility costs		(0.02)			(0.02)
Foreign currency loss on 2011 Bridge Facility		(0.01)			(0.01)
Other acquisition-related costs		(0.02)			(0.02)
Total Special Items		(0.05)		0.03	(0.02)
Reported Earnings	$0.15	$0.11	$0.11	$0.45	$0.82